SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2011 (August 2, 2011)

KNIGHT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14223	22-3689303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ		07310
(Address of principal executive offices)		(Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

Certain statements contained herein, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks related to the announced corporate restructuring, including the ability to recognize anticipated cost savings, the possibility of unexpected costs or expenditures, and the impact of the restructuring on the Company’s businesses and results of operations, risks associated with changes in market structure, legislative or regulatory rule changes, risk related to the performance of the Company’s Electronic Trading Group, and the costs, integration, performance and operation of the businesses acquired or developed organically, or that may be acquired or developed organically in the future, by the Company. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein. Readers should carefully review the risks and uncertainties disclosed in the Company’s reports with the U.S. Securities and Exchange Commission (SEC), including, without limitation, those detailed under the headings “Certain Factors Affecting Results of Operations” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2010, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time. This information should also be read in conjunction with the Company’s Consolidated Financial Statements and the Notes thereto contained in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2010, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time.

Item 2.05	Costs Associated With Exit or Disposal Activities

On August 4, 2011, Knight Capital Group, Inc. (“Knight” or the “Company”) issued a press release announcing a corporate restructuring approved by its management on August 2, 2011 designed to lower operating expenses and improve financial performance. As part of the restructuring, which was commenced on August 3, 2011 and will be completed by the end of the third quarter, the Company will reduce its workforce by approximately 6% of staff worldwide, cancel more than 40 replacement hires and discontinue certain initiatives such as global program trading. Additionally, the Company has eliminated or reassigned all institutional equities staff in Hong Kong and will close its current office. Employees directly affected by the immediate workforce reduction have received notification and will be provided with severance payments.

In connection with Knight’s restructuring, Knight expects that it will incur during the third quarter of 2011 a total estimated pre-tax charge between $21 and $27 million (across both the Equities and FICC segments), broken down as follows:

•	Employee severance and other employee benefit costs between $12 and $16 million;

•	Hong Kong asset write-down, lease and contract termination costs between $4 and $6 million; and

•	Capitalized software and intangible asset write-down costs of approximately $5 million.

Of the above amount, it is expected that cash expenditures will be between $14 and $19 million. It is not expected that there will be any further material future cash expenditures associated with the restructuring. Although Knight believes that these estimates are appropriate and reasonable based on available information, actual results could differ from these estimates.

Item 7.01	Regulation FD Disclosure

On August 4, 2011, Knight issued a press release announcing the restructuring described in Item 2.05 of this report. Knight also announced that the Company estimates that the restructuring and anticipated operating efficiencies will decrease annual operating expenses by approximately $40 to $50 million. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not Applicable

(b)	Pro Forma Financial Information

Not Applicable

(c)	Shell Company Transactions

Not Applicable

(d)	Exhibits

Exhibit 99.1 - Press Release of Knight Capital Group, Inc. issued on August 4, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

Dated: August 4, 2011

KNIGHT CAPITAL GROUP, INC.

By: /s/ Andrew M. Greenstein
Name: Andrew M. Greenstein
Title: Managing Director, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Knight Capital Group, Inc. issued on August 4, 2011.